Exhibit 10.8

INTERNATIONAL FLAVORS & FRAGRANCES INC.
PERFORMANCE-BASED RESTRICTED STOCK UNITS (“PSU”) AWARD AGREEMENT
(the “PSU AWARD AGREEMENT”)

Participant: [NAME] Date of Grant: [DATE] Total Target Number of Performance-Based Stock Units: [_____]
This PSU Award Agreement, dated as of [X, 20XX] (the “Grant Date”), is made by and between International Flavors & Fragrances Inc., a New York Corporation, including its affiliates (the “Company”) and [NAME OF PARTICIPANT] (the “Participant”) under the International Flavors & Fragrances Inc. 2021 Stock Award and Incentive Plan, as it may be amended from time to time (the “Plan”). Pursuant to Section 9 of the Plan, Participant has been granted a PSU Award, as described below (the “PSU Award”) subject to the Participant’s acceptance of the attached PSU Terms and Conditions and the Plan, both of which are made a part hereof and are incorporated herein by reference.

Settlement of the PSU Award in respect of each Performance Segment will be determined by the Committee based on achievement of the Performance Measure set forth below.

PSU Award Information
Performance Segment	PSU Targets	Performance Measure and Performance Achievement Level	Vesting of PSUs	Settlement of PSU Award
Year 1: [_____]	[_____]	[__________]	The PSUs shall vest based on achievement of the Performance Measure, subject to your continuous Employment through each Vesting Date, in accordance with the attached PSU Terms and Conditions	Awards are settled by delivery of one share of Common Stock for each vested PSU
Year 2: [_____]	[_____]	[__________]
Total PSU Target	[_____]

BY ELECTRONICALLY ACCEPTING THIS PSU AWARD, PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THIS PSU AWARD AGREEMENT AND THE PSU TERMS AND CONDITIONS AND RELATED ADDENDUM. THE PARTICIPANT HAS REVIEWED THE PLAN, THE PSU AWARD AGREEMENT AND THE PSU TERMS AND CONDITIONS IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE PSU AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THIS PSU AWARD AGREEMENT AND THE PSU TERMS AND CONDITIONS. THE PARTICIPANT HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR PARTICIPANT'S COUNTRY OF EMPLOYMENT. PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE ARISING UNDER THE PLAN, THE PSU AWARD AGREEMENT OR THE PSU TERMS AND CONDITIONS.

_____________________________________            _________________________
ACCEPTED:          DATE

INTERNATIONAL FLAVORS & FRAGRANCES INC.
PSU AWARD AGREEMENT
TERMS AND CONDITIONS (the “PSU TERMS AND CONDITIONS”)
These PSU Terms and Conditions, including the relevant addendum, are a part of each International Flavors & Fragrances Inc. (the “Company”) PSU Award Agreement made under the Plan, which is hereby incorporated by reference.
Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. In the event of any conflict between the provisions of these PSU Terms and Conditions and the Plan, the provisions of the Plan shall govern.
1.Amount of PSU Award. As of the Grant Date, the Participant shall be eligible to receive a PSU Award in respect of the target number of PSUs specified on the PSU Award Agreement, as such amount may be adjusted as described in Section 7 below. The PSU Award provides Participant with a contractual right to receive one share of Common Stock for each PSU being settled upon vesting.
2.Eligibility for Award. A Participant’s eligibility for a PSU Award shall be at the discretion of the Committee as authorized in Section 5 of the Plan. The grant of a PSU Award is a one-time benefit and does not create any contractual or other right to receive any future PSU Award.
3.Achievement of Performance Measure. The PSU Award provides the Participant with an opportunity to receive a PSU Award payout in shares of Common Stock (the “PSU Award Payment”), if the Company achieves a satisfactory level of performance (each, a “Performance Achievement Level”) in respect of one or more measures (each, a “Performance Measure”) specified by the Committee in the PSU Award Agreement. Performance Measures must be met over discrete periods of time (each, a “Performance Segment”) within or over a multi-year performance period, as specified in the PSU Award Agreement. The Committee may, in its discretion, adjust the Performance Measure or the Performance Achievement Level as it deems appropriate, based on such factors as the Committee may deem relevant.
4.Employment Condition. Subject to Sections 10 and 11 below, a Participant must remain Employed by the Company continuously from the Grant Date of the PSU Award through each Vesting Date (as defined below). Accordingly, there is no partial payout for PSU Awards, except as provided in Section 10 below.
5.Total PSU Target. The PSU Award Agreement specifies the Participant’s target number of PSU that may vest with respect to each Performance Segment (each, a “PSU Target” and collectively for the PSU Award the “Total PSU Target”), which provides the Participant with an opportunity to receive a PSU Award Payment in an amount equal to the Total PSU Target. However, the actual PSU Award Payment may be less than the Total PSU Target, depending on the performance of the Company during the Performance Segments, as described in Section 6 below.

6.Vesting and Account. Except as otherwise provided herein, with respect to each Performance Segment, the PSU Target for such Performance Segment will vest upon satisfaction of each of the following two conditions: (i) the Committee’s determination that the applicable Performance Achievement Level has been achieved in respect of a Performance Measure and (ii) the Participant remaining Employed by the Company continuously from the Grant Date of the PSU Award through the last day of the applicable Performance Segment (each, a “Vesting Date”). Prior to the Vesting Date, the Company or its designated agent shall maintain a bookkeeping account reflecting the number of PSUs credited to a Participant’s account, if any.
7.Achievement of Performance Achievement Levels. The Committee shall specify the Performance Achievement Level for each Performance Segment that will provide a PSU Award Payment at PSU Target for such Performance Segment. If 100% or greater of the Performance Achievement Level is achieved for a Performance Segment, the PSU Award Payment shall be equal to the PSU Target for such Performance Segment. If less than 100% of the Performance Achievement Level is met, none of the PSUs will vest and the PSU Award Payout for such Performance Segment will be zero. In no event shall the PSU Award Payment for any Performance Segment be more than 100% of the PSU Target for such Performance Segment.
8.Settlement of the Award. Upon vesting as provided in Section 6 or Section 10 herein, the PSU Award will be settled by delivery of one share of Common Stock, for each vested PSU being settled. Such settlement shall occur within thirty (30) days following each Vesting Date, but in any event no later than March 15 of the year following the year in which the Performance Segment ends.
9.Voting Rights and Dividends. PSUs do not provide voting or dividend rights until fully vested and no dividends or dividend equivalents will be paid or credited on any unvested PSUs.
10.Termination of Employment or Leave of Absence. A Participant’s rights under the PSU Award following termination of Employment or leave of absence shall be determined in accordance with the following provisions:
a.Termination Not for Cause, Good Reason or Early Retirement. If the Participant is involuntarily terminated not for Cause, for Good Reason or voluntarily terminates Employment due to Early Retirement, a pro-rata portion of the outstanding unvested PSUs in respect of the then current Performance Segment shall remain outstanding and, assuming that the applicable Performance Achievement Level is achieved, will become vested on the Vesting Date for such Performance Segment as though Participant had not had a termination of Employment under this subsection 10(a) and the portion of such outstanding unvested PSUs which is not included in the pro-rata portion subject to continued vesting will be immediately and automatically forfeited upon the date of termination. The pro-rata portion shall be determined by multiplying the unvested PSU Target by a fraction, (x) the numerator of which is the number of days from the Grant Date to the Participant’s termination of Employment and (y) the denominator of which is the number of days from the Grant Date to the last day of the applicable Performance Segment. Upon vesting, such PSUs will be settled within thirty (30) days following the applicable Vesting Date, but in any event no later than March 15 of the year following the year in which the Performance Segment ends. To the extent Participant terminates employment under this subsection 10(a) prior to the start of a Performance Segment, all PSUs in respect of such

Performance Segment will be immediately and automatically forfeited upon the date of termination.
b.Resignation or Termination With Cause. If a Participant resigns (other than as set forth in subsections 10(a) and 10(c)) or is terminated by the Company for Cause, then all outstanding unvested PSUs will be immediately forfeited.
c.Normal Retirement or Disability. If a Participant terminates Employment due to Normal Retirement or Disability, then all outstanding unvested PSUs will remain outstanding and, assuming that the applicable Performance Achievement Level is achieved, will become vested on the applicable Vesting Date as though the Participant had not had a termination of Employment under this subsection 10(c). Upon vesting, such PSUs will be settled within thirty (30) days following the applicable Vesting Date, but in any event no later than March 15 of the year following the year in which the applicable Performance Segment ends.
d.Death. If a Participant terminates Employment due to death, then all outstanding unvested PSUs will become immediately vested. Upon vesting, such PSUs will be settled within thirty (30) days following the date of the Participant’s death.
e.Leave of Absence. If a Participant is not in active Employment for any portion of a Performance Segment as a result of a paid or unpaid leave of absence, the terms of any unvested PSU may be adjusted, subject to local legal requirements and applicable Company policies that govern leaves of absence.
11.Change in Control. In the event the Company undergoes a “Change in Control” (as defined in the Plan) following the Grant Date, PSU Awards shall be treated as provided for in Section 11 of the Plan. For the avoidance of doubt, such PSU Awards shall be settled within thirty (30) days following the earlier of (i) the applicable Vesting Date or (ii) the date they become free of all restrictions, limitations and conditions and become fully vested as provided in Section 11 of the Plan.
12.Clawback and Recoupment Provisions. Notwithstanding anything herein to the contrary, if a Participant is designated by the Company as grade level 7 or above for any portion of a Performance Segment, any PSU Award made or payable shall be subject to the clawback, recoupment and forfeiture provisions of Section 32 of the Plan and Section 9 of the ESP, if applicable. By acknowledging these PSU Terms and Conditions, the Participant acknowledges that any and all PSU Awards previously granted to the Participant prior to the Grant Date, and any other cash or shares of Common Stock provided to the Participant following the Grant Date and under the PSU Award or otherwise under the Plan, are subject to the provisions of Section 32 of the Plan and Section 9 of the ESP, as applicable.
13.Limits on Transfers of Awards. Except as provided by the Committee, no PSU Award and no right under any PSU Award, shall be assignable, alienable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution in accordance with Section 23 of the Plan.

14.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, no payment or settlement of shares of Common Stock that constitute “non-qualified deferred compensation” for purposes of Section 409A of the Code will be made under these PSU Terms and Conditions to any Participant on account of such Participant’s termination of Employment, if on such date, the Participant is a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code, or any successor provision thereto) until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such Participant’s termination of Employment and (ii) the date of such Participant’s death.
15.Administration.
a.Administration. The Board has delegated administrative authority to the Committee and the PSU Awards shall be administered by the Committee.
b.Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of an PSU Award and may adopt, amend or revoke any rule or regulation established for the proper administration of an PSU Award. The Committee shall have the ability to modify the PSU Award provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law or regulations in jurisdictions in which Participants will receive PSU Awards. The Committee or its designee, if applicable, will oversee PSU Award calculations. All interpretations, decisions, or determinations made by the Committee or its designee, if applicable, pursuant to an PSU Award shall be final and conclusive.
16.Amendment; Termination of the PSU Award. The Committee has the right to revise, modify, or terminate a PSU Award in whole or in part at any time or for any reason, and the right to modify any PSU Target or PSU Award Payment in accordance with Section 31 of the Plan.
17.Tax Liability and Withholding. The Participant shall be responsible for any tax liability that may arise as a result of the payments contemplated by a PSU Award or these PSU Terms and Conditions in accordance with Section 20 of the Plan. The Participant acknowledges the Company is authorized to withhold taxes due, or potentially payable, in connection with any payment of a PSU Award in accordance with Section 20 of the Plan. Further, the Participant agrees to any deduction or set off by the Company as provided under Section 26 of the Plan.
18.Severability; Survival of Terms. Should any provision of an PSU Award or these PSU Terms and Conditions be held by a court of competent jurisdiction to be unenforceable, such holding shall not affect the validity of the remainder of the PSU Award or these PSU Terms and Conditions. These PSU Terms and Conditions shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
19.Entire Agreement; Dispute Resolution. These PSU Terms and Conditions and all addendums hereto, the PSU Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

20.Non U.S. Residents. Rights and restrictions for Participants residing in foreign countries may differ and shall be based on applicable foreign law and will be governed by Section 33 of the Plan.
21.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to a PSU Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
22.Governing Law. These PSU Terms and Conditions and the PSU Award Agreement shall be governed by and construed according to the laws of the State of New York and the United States without regard to principles of conflict of law.
23.Consent for Data Transfer. By accepting these PSU Terms and Conditions, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described herein, including for the purpose of managing and administering the Plan, certain personal information, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, and details of all options or any other entitlement to shares of Common Stock or other equity of the Company awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (“Data”). The Company and/or its affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Plan and may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock or equity on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares of Common Stock acquired pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant’s ability to participate in the Plan.
24.Addendum. Notwithstanding any provision in these PSU Terms and Conditions to the contrary, the PSUs shall be subject to any special terms and conditions for Participant’s country of residence (and country of Employment, if different) set forth in an addendum to these PSU Terms and Conditions (an “Addendum”). Further, if Participant transfers Participant’s residence and/or Employment to another country, at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the PSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). Any applicable Addendum shall constitute part of these PSU Terms and Conditions.

25.Private Placement. The grant of PSUs to Participants outside of the United States is not intended to be a public offering of securities in Participant’s country of residence (and country of Employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law) outside of the United States, and the grant of the PSUs is not subject to the supervision of the local securities authorities outside of the United States.
26.Notices. Any notice required or permitted to be given under these PSU Terms and Conditions or the PSU Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
International Flavors & Fragrances Inc.
521 W. 57th Street
New York, New York 10019
Attn: Chief Human Resources Officer
If to the Participant:
To the last address delivered to the Company by the Participant in the manner set forth herein.